EXHIBIT 99.1

Aether Signs Agreement to Sell Mobile Government Division

OWINGS MILLS, MD – August 16, 2004 – Aether Systems, Inc. (NASDAQ: AETH) today announced that it has signed a definitive agreement to sell its Mobile Government Division to BIO-key International, Inc. (OTCBB: BKYI) for $10 million in cash. Completion of the sale is subject to customary closing conditions.

“We believe that BIO-key, which already operates a public safety business, will provide a great fitfor our Mobile Government employees, customers and products,” said David S. Oros, Aether’s Chairman and CEO. “With definitive agreements now in place to sell our two wireless and mobile data businesses, we intend to move ahead in a deliberate fashion with our new strategy of building and managing a leveraged portfolio of residential mortgage-backed securities.”

In addition to the cash purchase price, BIO-key will either replace or secure the release of up to $10.75 million of credit support arrangements that Aether currently has in place for its Mobile Government division. These amounts are currently treated by Aether as “restricted” cash balances on Aether’s balance sheet, and any amounts that BIO-key replaces (or has released) will cease to be “restricted.” Aether has agreed to accept a subordinated, secured note from BIO-key for up to $8 million of this credit support if BIO-key cannot arrange to replace or release all of it by closing.

About Aether Systems

Aether Systems provides mobile and wireless data services to businesses in the transportation industry and to government agencies and departments through its two operating units, Transportation and Mobile Government. Aether has agreed to sell both of these operations and implement a new business strategy in which it will focus on building and managing a leveraged portfolio of residential mortgage-backed securities.

About BIO-key International

BIO-key (http://www.bio-key.com) develops and licenses advanced biometric finger identification technologies that are cost effective, scalable and easy to deploy. Bio-key also designs and develops software solutions for the public safety industry, government agencies and the private sector.

Forward-Looking Statement Disclosure

This press release contains “forward-looking statements,” as such term is used in the Securities Exchange Act of 1934, as amended. Such forward looking statements include those regarding the Company’s expectations about (1) the completion of the sales of the Transportation and the Mobile Government businesses and (2) anticipated implementation of the new residential mortgage-backed securities strategy. When used herein, the words “anticipate,” “believe,” “estimate,” “intend,” “may,” “will,” and “expect” and similar expressions as they relate to Aether or its management are intended to identify such forward-looking statements. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties. They are not guarantees of future performance or results. The Company’s actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include: (1) we may not be able to complete the sale of either the Transportation or the Mobile Government business on the terms announced or at all; (2) we may not be able to implement our new mortgage-backed securities strategy successfully, or the results of such implementation may be inconsistent with our expectations; (3) our future financial results may be negatively affected by contingent or retained liabilities relating to businesses that we sell; (4) the performance of our Transportation and Mobile Government businesses may be negatively affected by the announcement of agreements to sell them; (5) the mortgage-backed securities strategy we are implementing involves significant risks related to changes in interest rates and the complexities of managing the overall yield of a leveraged portfolio; (6) leverage that we incur to expand the size of the mortgage-backed securities portfolio may limit our financial flexibility and could have a substantial negative effect on our financial results if we do not successfully manage the risks of borrowing; (7) in managing the mortgage-backed securities portfolio, we will depend heavily on Friedman, Billings, Ramsey & Co., Inc., who may choose to cease working with us, in which event our performance could be negatively affected; and (8) other factors discussed in our filings with the Securities and Exchange Commission. Aether undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a more detailed discussion of these and other risks and uncertainties, you should carefully review our 2003 Annual Report on Form 10-K, which we filed with the SEC on March 15, 2004, as well as the Current Report on Form 8-K that we filed with the SEC on June 10, 2004 and the Quarterly report on Form 10-Q for the Quarter ended June 30, 2004, which we filed with the SEC on August 9, 2004.

Contact:
          Aether Systems, Inc.
          Steven Bass, 443-394-5029

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